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                                                                File No. 70-8693

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         Post-Effective Amendment No. 7
                                       to
                                    FORM U-1

                           APPLICATION OR DECLARATION
                                      under
                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                                      ***
                      AMERICAN ELECTRIC POWER COMPANY, INC.
                    1 Riverside Plaza, Columbus, Ohio 43215

                             AEP GENERATING COMPANY
                    1 Riverside Plaza, Columbus, Ohio 43215

                            APPALACHIAN POWER COMPANY
                40 Franklin Road, S.W., Roanoke, Virginia 24011

                         COLUMBUS SOUTHERN POWER COMPANY
                 215 North Front Street, Columbus, Ohio 43215

                         INDIANA MICHIGAN POWER COMPANY
           One Summit Square, P. O. Box 60, Fort Wayne, Indiana 46801

                             KENTUCKY POWER COMPANY
                 1701 Central Avenue, Ashland, Kentucky 41101

                             KINGSPORT POWER COMPANY
                 40 Franklin Road, S. W. Roanoke, Virginia 24011

                               OHIO POWER COMPANY
                 301 Cleveland Avenue, S. W., Canton, Ohio 44701

                             WHEELING POWER COMPANY
                51 Sixteenth St., Wheeling, West Virginia 26003
               (Name of company or companies filing this statement
                 and addresses of principal executive offices)
                                      ***
                      AMERICAN ELECTRIC POWER COMPANY, INC.
                    1  Riverside  Plaza,  Columbus,  Ohio  43215
                   (Name of top registered holding company parent
                         of each applicant or declarant)
                                      ***
                              A. A. Pena, Treasurer
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                    1 Riverside Plaza, Columbus, Ohio 43215

               John F. DiLorenzo, Jr., Associate General Counsel
                  AMERICAN ELECTRIC POWER SERVICE CORPORATION
                    1 Riverside Plaza, Columbus, Ohio 43215
                  (Names and addresses of agents for service)

      American Electric Power Company, Inc. ("American"), AEP Generating Company ("Generating"), Appalachian Power Company ("Appalachian"), Columbus Southern Power Company ("Columbus"), Indiana Michigan Power Company ("Indiana"), Kentucky Power Company ("Kentucky"), Kingsport Power Company ("Kingsport"), Ohio Power Company ("Ohio") and Wheeling Power Company ("Wheeling") (collectively, "the Companies") propose to amend their Application/Declaration on Form U-1, as amended, in File No. 70-8693, by supplying the following exhibit in ITEM 6. EXHIBITS AND FINANCIAL STATEMENTS:

      Exhibit F-2 Opinion of counsel

                                   SIGNATURES

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned have duly caused this Post-Effective Amendment No. 7 to Form U-1 to be signed on their behalf by the undersigned thereunto duly authorized.
                              AMERICAN ELECTRIC POWER COMPANY, INC.
                              AEP GENERATING COMPANY
                              APPALACHIAN POWER COMPANY
                              COLUMBUS SOUTHERN POWER COMPANY
                              INDIANA MICHIGAN POWER COMPANY
                              KENTUCKY POWER COMPANY
                              KINGSPORT POWER COMPANY
                              OHIO POWER COMPANY
                              WHEELING POWER COMPANY

                               By: /s/ A. A. Pena
                                    Treasurer
Dated:  July 13, 1999


                                                                     EXHIBIT F-2
(614) 223-1649

July 13, 1999

Securities and Exchange Commission
Division of Corporate Regulation
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   American Electric Power Company, Inc.
      AEP Generating Company
      Appalachian Power Company
      Columbus Southern Power Company
      Indiana Michigan Power Company
      Kentucky Power Company
      Kingsport Power Company
      Ohio Power Company
      Wheeling Power Company
      (File No. 70-8693)

Ladies and Gentlemen:

I have acted as counsel for American Electric Power Company, Inc. ("American") and certain of its subsidiaries in the above-captioned matter, which involves the increase in amount of the short-term financing program for American, AEP Generating Company ("Generating"), Appalachian Power Company ("Appalachian"), Columbus Southern Power Company ("Columbus"), Indiana Michigan Power Company ("Indiana"), Kentucky Power Company ("Kentucky"), Kingsport Power Company
("Kingsport"), Ohio Power Company ("Ohio") and Wheeling Power Company ("Wheeling") for the period through December 31, 2003. The proposed short-term financing program of American, Appalachian, Columbus, Indiana, Kentucky and Ohio involves the issuance, reissuance and sale of short-term debt, in the form of notes to banks and commercial paper to one or more dealers in commercial paper for resale, in aggregate amounts not to exceed $500,000,000; $325,000,000;
$350,000,000;   $500,000,000;   $150,000,000;  and  $450,000,000,  respectively,
outstanding at any one time, from time to time prior to January 1, 2004. The proposed short-term financing program of Generating, Kingsport, and Wheeling involves the issuance, reissuance and sale of short-term debt in the form of notes to banks in aggregate amounts not to exceed $125,000,000; $30,000,000; and $30,000,000, respectively, outstanding at any one time, from time to time prior to January 1, 2004.

In connection with my review of the above-described and proposed transactions, I have examined, among other things, the Application or Declaration on Form U-1, as amended, through the date thereof, as filed by American and its subsidiaries with your Commission under the Public Utility Holding Company Act of 1935; and the resolutions adopted by the Boards of Directors of American, Generating, Appalachian, Columbus, Indiana, Kentucky, Kingsport, Ohio and Wheeling authorizing the proposed short-term financing program and the filing of all necessary applications for regulatory approvals in connection therewith.

In my opinion, if said Application or Declaration on Form U-1 as filed with your Commission is granted or permitted to become effective, and if the proposed transactions are consummated in accordance with said Application or Declaration on Form U-1: (a) all state laws applicable to the proposed transactions will have been complied with; (b) American, Appalachian, Columbus, Indiana, Kentucky and Ohio, the proposed issuers of the notes to banks and the commercial paper, are validly organized and duly existing corporations and such notes to banks and such commercial paper will be valid and binding obligations of American, Appalachian, Columbus, Indiana, Kentucky and Ohio in accordance with their terms; (c) Generating, Kingsport and Wheeling, the proposed issuers of the notes to banks, are validly organized and duly existing corporations and such notes to banks will be valid and binding obligations of Generating, Kingsport and Wheeling in accordance with their terms; and (d) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by American, Appalachian, Generating, Columbus, Indiana, Kentucky, Kingsport, Ohio and Wheeling, or by any associate company of any of them.

I consent to the use of this opinion as part of the above-mentioned Application or Declaration on Form U-1.

Very truly yours,


Ann B. Graf
Counsel for
American Electric Power Company, Inc.
AEP Generating Company
Appalachian Power Company
Columbus Southern Power Company
Indiana Michigan Power Company
Kentucky Power Company
Kingsport Power Company
Ohio Power Company
Wheeling Power Company